                                                             EXHIBIT 28(D)(1)(A)

                         INVESTMENT MANAGEMENT AGREEMENT

         THIS AGREEMENT is made by and between the LINCOLN VARIABLE INSURANCE PRODUCTS TRUST (the "Trust"), a Delaware statutory trust, on behalf of each of its series (the "Funds"), which are listed in Schedule A to this Agreement, and LINCOLN INVESTMENT ADVISORS CORPORATION (the "Investment Manager"), a Tennessee corporation.

                                   WITNESSETH:

         WHEREAS, the Trust has been organized and operates as a series investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, each Fund engages in the business of investing and reinvesting its assets in securities; and

         WHEREAS, the Investment Manager is registered under the Investment Advisers Act of 1940 as an investment adviser and engages in the business of providing investment management services; and

         WHEREAS, each Fund and the Investment Manager desire to enter into this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, it is agreed as follows:

         1. The Trust hereby employs the Investment Manager to manage the investment and reinvestment of each Fund's assets and to administer its affairs, subject to the direction of the Trust's Board of Trustees and officers for the period and on the terms hereinafter set forth. The Investment Manager hereby accepts such employment and agrees during such period to render the services and assume the obligations herein set forth for the compensation herein provided. The Investment Manager shall for all purposes herein be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or represent the Funds in any way, or in any way be deemed an agent of the Funds. The Investment Manager shall regularly make decisions as to what securities and other instruments to purchase and sell on behalf of each Fund and shall effect the purchase and sale of such investments in furtherance of each Fund's objectives and policies. The Investment Manager shall furnish the Board of Trustees with such information and reports regarding each Fund's investments as the Investment Manager deems appropriate or as the Board of Trustees may reasonably request.

         2. The Trust shall conduct its own business and affairs and shall bear the expenses and salaries necessary and incidental thereto, including, but not in limitation of the foregoing, the costs incurred in: the maintenance of its corporate existence; the maintenance of its own books, records and procedures; dealing with each Fund's shareholders; the payment of dividends; transfer of shares, including issuance, redemption and repurchase of shares; preparation of share

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certificates; reports and notices to shareholders; calling and holding of shareholders' meetings; miscellaneous office expenses; brokerage commissions; custodian fees; legal and accounting fees; taxes; and federal and state registration fees. In conducting its own business and affairs, the Trust may utilize its trustees, officers and employees; may utilize the facilities and personnel of the Investment Manager and its affiliates; and may enter into agreements with third parties, either affiliated or non-affiliated, to perform any of these functions. In the conduct of the respective businesses of the parties hereto and in the performance of this Agreement, the Trust, the Investment Manager and its affiliates may share facilities common to each, which may include, without limitation, legal and accounting personnel, with appropriate proration of expenses between them. Directors, officers and employees of the Investment Manager or its affiliates may be directors, trustees and/or officers of any of the investment companies within the Lincoln Financial Group family. Directors, officers and employees of the Investment Manager or its affiliates who are directors, trustees, and/or officers of these investment companies shall not receive any compensation from such investment companies for acting in such dual capacity.

         3. (a) Subject to the primary objective of obtaining the best execution, the Investment Manager may place orders for the purchase and sale of portfolio securities and other instruments with such broker/dealers selected who provide statistical, factual and financial information and services to the Funds, to the Investment Manager, to any sub-adviser (as defined in Paragraph 5 hereof, a "Sub-Adviser") or to any other fund for which the Investment Manager or any Sub-Adviser provides investment advisory services and/or with broker/dealers who sell shares of the Fund or who sell shares of any other investment company (or series thereof) for which the Investment Manager or any Sub-Adviser provides investment advisory services. Broker/dealers who sell shares of any investment company or series thereof for which the Investment Manager or Sub-Adviser provides investment advisory services shall only receive orders for the purchase or sale of portfolio securities to the extent that the placing of such orders is in compliance with the Rules of the Securities and Exchange Commission and NASD Regulation, Inc.

            (b) Notwithstanding the provisions of subparagraph (a) above and subject to such policies and procedures as may be adopted by the Board of Trustees and officers of the Trust, the Investment Manager may cause a Fund to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, in such instances where the Investment Manager has determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or the Investment Manager's overall responsibilities with respect to the Fund and to other investment companies (or series thereof) and other advisory accounts for which the Investment Manager or any Sub-Adviser exercises investment discretion.

         4. As compensation for the services to be rendered to each Fund by the Investment Manager under the provisions of this Agreement, each Fund shall pay monthly to the Investment Manager exclusively from that Fund's assets, a fee based on the average daily net assets of that Fund during the month. Such fee shall be calculated in accordance with the fee schedule applicable to that Fund as set forth in Schedule A hereto.

         If this Agreement is terminated prior to the end of any calendar month with respect to a particular Fund, the management fee for such Fund shall be prorated for the portion of any month in which this Agreement is in effect with respect to such Fund according to the proportion which the number of calendar days during which the Agreement is in effect bears to the number of calendar days in the month, and shall be payable within 10 calendar days after the date of termination.

         5. The Investment Manager may, at its expense, select and contract with one or more investment advisers registered under the Investment Advisers Act of 1940 ("Sub-Advisers") to perform some or all of the services for a Fund for which it is responsible under this Agreement. The Investment Manager will compensate any Sub-Adviser for its services to the Fund. The Investment Manager may terminate the services of any Sub-Adviser at any time with the approval of the Board of Trustees. At such time, the Investment Manager shall assume the responsibilities of such Sub-Adviser unless and until a successor Sub-Adviser is selected and the approval of the Board of Trustees and any requisite shareholder approval is obtained. The Investment Manager will continue to have responsibility for all advisory services furnished by any Sub-Adviser.

         6. The services to be rendered by the Investment Manager to each Fund under the provisions of this Agreement are not to be deemed to be exclusive, and the Investment Manager shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

         7. The Investment Manager, its trustees, officers, employees, agents and shareholders may engage in other businesses, may render investment advisory services to other investment companies, or to any other corporation, association, firm or individual, and may render underwriting services to any Fund or to any other investment company, corporation, association, firm or individual.

         8. It is understood and agreed that so long as the Investment Manager and/or its advisory affiliates shall continue to serve as each Fund's investment adviser, other investment companies as may be sponsored or advised by the Investment Manager or its affiliates shall have the right to adopt and to use the words "LIAC," "Lincoln Investment Advisors Corporation" in their names and in the names of any series or class of shares of such investment companies.

         9. In the absence of willful misfeasance, bad faith, gross negligence, or a reckless disregard of the performance of its duties as the Investment Manager to each Fund, the Investment Manager shall not be subject to liability to the Fund or to any shareholder of the Fund for any action or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, or otherwise.

         10. This Agreement shall be executed and become effective as of the date written below, and shall become effective with respect to each Fund as of the effective date set forth in Schedule A for that Fund, if approved by the vote of a majority of the outstanding voting securities of that Fund. It shall continue in effect for an initial period of two years for each Fund and may be renewed thereafter only so long as such renewal and continuance is specifically approved at least annually by the Board of Trustees or by the vote of a majority of the outstanding voting securities of that Fund and only if the terms and the renewal hereof have been approved by the vote of a majority of the Trustees who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated as to any Fund by the Fund at any time, without the payment of a penalty, on not more than sixty days' written notice to the Investment Manager of the Fund's intention to do so, pursuant to action by the Board of Trustees or pursuant to the vote of a majority of the outstanding voting securities of the affected Fund. The Investment Manager may terminate this Agreement as to any Fund at any time, without the payment of a penalty, on sixty days' written notice to the Trust of its intention to do so. Upon termination of this Agreement as to a Fund, the obligations of that Fund and the Investment Manager with respect to that Fund shall cease and terminate as of the date of such termination, except for any obligation to respond for a breach of this Agreement committed prior to such termination, and except for the obligation of the Fund to pay to the Investment Manager the fee provided in Paragraph 4 hereof, prorated to the date of termination. This Agreement shall automatically terminate in the event of its assignment.

         11. This Agreement shall extend to and bind the heirs, executors, administrators and successors of the parties hereto.

         12. For the purposes of this Agreement, the terms "vote of a majority of the outstanding voting securities"; "interested persons"; and "assignment" shall have the meaning defined in the 1940 Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers and duly attested as of the 30th day of April, 2007.

                         LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its series


                         /s/ Daniel R. Hayes
                         -----------------------------------------
                         Daniel R. Hayes
                         Name: Daniel R. Hayes
                         Title: President


                         LINCOLN INVESTMENT ADVISORS CORPORATION


                         /s/ William P. Flory, Jr.
                         -----------------------------------------
                         William P. Flory, Jr.
                         Name: William P. Flory, Jr.
                         Title: Second Vice President & Chief Accounting Officer

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                                   SCHEDULE A

         THIS SCHEDULE A lists the Funds for which the Investment Manager provides investment management services pursuant to this Agreement:

                                                                  MANAGEMENT FEE SCHEDULE
                      FUND NAME                        (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)  EFFECTIVE DATE
-----------------------------------------------------  ---------------------------------------------  ---------------
LVIP American Balanced Allocation Fund                 .25%                                           July 30, 2010

LVIP American Growth Allocation Fund                   .25%                                           July 30, 2010

LVIP American Income Allocation Fund                   .25%                                           July 30, 2010

LVIP BlackRock Inflation Protected Bond Fund           0.45% of the first $500 million; and           April 30, 2010
                                                       0.40% of the excess over $500 million

LVIP Capital Growth Fund                               .75% of the first $100 million;                April 30, 2007
                                                       .70% of the next $150 million;
                                                       .65% of the next $750 million; and
                                                       .60% of the excess over $1 billion

LVIP Cohen & Steers Global Real Estate Fund            .95%                                           April 30, 2007

LVIP Columbia Value Opportunities Fund                 1.05% of the first $60 million;                April 30, 2007
                                                       .75% of the next $90 million; and
                                                       .65% of the excess over $150 million

LVIP Delaware Bond Fund                                .48% of the first $200 million;                April 30, 2007
                                                       .40% of the next $200 million; and
                                                       .30% of the excess over $400 million

LVIP Delaware Diversified Floating Rate Fund           0.60% of the first $500 million; and           April 30, 2010
                                                       0.55% of the excess over $500 million

LVIP Delaware Foundation Conservative Allocation Fund  .75%                                           May 1, 2009

LVIP Delaware Foundation Conservative Allocation Fund  .75%                                           May 1, 2009

                                                                  MANAGEMENT FEE SCHEDULE
                      FUND NAME                        (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)  EFFECTIVE DATE
-----------------------------------------------------  ---------------------------------------------  ---------------
LVIP Delaware Foundation Conservative Allocation Fund  .75%                                           May 1, 2009

LVIP Delaware Growth and Income Fund                   .48% of the first $200 million;                April 30, 2007
                                                       .40% of the next $200 million; and
                                                       .30% of the excess of $400 million

LVIP Delaware Social Awareness Fund                    .48% of the first $200 million;                April 30, 2007
                                                       .40% of the next $200 million; and
                                                       .30% of the excess over $400 million

LVIP Delaware Special Opportunities Fund               .48% of the first $200 million;                April 30, 2007
                                                       .40% of the next $200 million; and
                                                       .30% of the excess over $400 million

LVIP Dimensional U.S. Equity Fund                      .25%                                           April 30, 2011

LVIP Dimensional Non-U.S.. Equity Fund                 .25%                                           April 30, 2011

LVIP Total Bond Fund                                   .25%                                           April 30, 2011

LVIP Vanguard Domestic Equity ETF Fund                 .25%                                           April 30, 2011

LVIP Vanguard International Equity ETF Fund            .25%                                           April 30, 2011

LVIP Global Income Fund                                .65%                                           May 1, 2009

LVIP Janus Capital Appreciation Fund                   .75% of the first $500 million; and            April 30, 2007
                                                       .70% of the excess over $500 million

LVIP J.P. Morgan High Yield Fund                       0.65% of the first $500 million; and           April 30, 2010
                                                       0.60% of the excess over $500 million

LVIP MFS International Growth Fund                     1.00% of the first $50 million;                October 1, 2010
                                                       .95% of the next $50million;
                                                       .90% of the next $50 million;
                                                       .85% of the next $100 million; and
                                                       .80% of the excess over $250 million

LVIP MFS Value Fund                                    .75% of the first $75 million;                 April 30, 2007
                                                       .70% of the next $75 million;
                                                       .65% of the next $50 million; and
                                                       .60% of the excess over $200 million

                                                                  MANAGEMENT FEE SCHEDULE
                      FUND NAME                        (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)  EFFECTIVE DATE
-----------------------------------------------------  ---------------------------------------------  ---------------
LVIP Mid-Cap Value Fund                                1.05% of the first $25 million;                April 30, 2007
                                                       .95% of the next $25 million;
                                                       .85% of the next $50 million;
                                                       .75% of the next $150 million; and
                                                       .70% of the excess over $250 million

LVIP Mondrian International Value Fund                 .90% of the first $200 million;                April 30, 2007
                                                       .75% of the next $200 million; and
                                                       .60% of the excess over $400 million

LVIP Money Market Fund                                 .48% of the first $200 million;                April 30, 2007
                                                       .40% of the next $200 million; and
                                                       .30% of the excess over $400 million

LVIP SSgA Bond Index Fund                              .40%                                           May 1, 2008

LVIP SSgA Conservative Index Allocation Fund           .25%                                           July 30, 2010

LVIP SSgA Conservative Structured Allocation Fund      .25%                                           July 30, 2010

LVIP SSgA Developed International 150 Fund             .75%                                           May 1, 2008

LVIP SSgA Emerging Markets 100 Fund                    1.09%                                          June 18, 2008

LVIP SSgA Global Tactical Allocation Fund              .25%                                           July 30, 2010

LVIP SSgA International Index Fund                     .40%                                           May 1, 2008

LVIP SSgA Large Cap 100 Fund                           .52%                                           May 1, 2008

LVIP SSgA Moderate Index Allocation Fund               .25%                                           July 30, 2010

LVIP SSgA Moderately Aggressive Index Allocation Fund  .25%                                           July 30, 2010

LVIP SSgA Moderate Structured Allocation Fund          .25%                                           July 30, 2010

LVIP SSgA Moderately Aggressive Structured             .25%                                           July 30, 2010
Allocation Fund

LVIP SSgA S&P 500 Index Fund                           .24% of the first $500 million;                April 30, 2007
                                                       .20% of the next $500 million; and
                                                       .16% of the excess over $1 billion

LVIP SSgA Small-Cap Index Fund                         .32%                                           April 30, 2007

LVIP SSgA Small-Mid Cap 200 Fund                       .69%                                           May 1, 2008

                                                                  MANAGEMENT FEE SCHEDULE
                      FUND NAME                        (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)  EFFECTIVE DATE
-----------------------------------------------------  ---------------------------------------------  ---------------
LVIP T. Rowe Price Growth Stock Fund                   .80% of the first $50 million;                 April 30, 2007
                                                       .75% of the next $50 million;
                                                       .70% of the next $150 million;
                                                       .65% of the next $250 million; and
                                                       .60% of the excess over $500 million

LVIP T. Rowe Price Structured Mid-Cap Growth Fund      .75% of the first $200 million;                April 30, 2007
                                                       .70% of the next $200 million; and
                                                       .65% of the excess over $400 million

LVIP Templeton Growth Fund                             .75% of the first $200 million;                April 30, 2007
                                                       .65% of the next $300 million; and
                                                       .60% of the excess over $500 million

LVIP Turner Mid-Cap Growth Fund                        .90% of the first $25 million;                 April 30, 2007
                                                       .85% of the next $50 million;
                                                       .80% of the next $75 million;
                                                       .70% of the next $100 million; and
                                                       .65% of the excess over $250 million

LVIP Wells Fargo Intrinsic Value Fund                  .75% of the first $500 million; and            October 1, 2009
                                                       .70% of the excess over $500 million

LVIP Wilshire Conservative Profile Fund                .25%                                           April 30, 2007

LVIP Wilshire Moderate Profile Fund                    .25%                                           April 30, 2007

LVIP Wilshire Moderately Aggressive Profile Fund       .25%                                           April 30, 2007

LVIP Wilshire 2010 Profile Fund                        .25%                                           April 30, 2007

LVIP Wilshire 2020 Profile Fund                        .25%                                           April 30, 2007

LVIP Wilshire 2030 Profile Fund                        .25%                                           April 30, 2007

LVIP Wilshire 2040 Profile Fund                        .25%                                           April 30, 2007

LVIP 2050 Profile Fund                                 .25%                                           April 30, 2011